UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2006

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)

(630) 623-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

(a)                                  On September 27, 2006, McDonald’s Corporation issued an investor release announcing that the Board of Directors had declared a 49% increase in its annual cash dividend, increasing the per share amount to $1.00 from $0.67 per share. The dividend is payable December 1, 2006 to shareholders of record on November 15, 2006. A copy of the investor release is attached as Exhibit 99.1 to this Form 8-K.

(b)                                 On September 29, 2006, the Board of Directors designated Jose Armario, Timothy J. Fenton, Richard Floersch and Jeffrey P. Stratton, each of whom continues to serve in the same position that they held prior to that designation, as executive officers of McDonald’s Corporation. Information concerning these individuals, and updated information regarding security ownership and recent transactions by McDonald’s executive officers and directors including these individuals, is provided in a schedule attached as Exhibit 99.2 to this Form 8-K. This information is incorporated by reference into the Registration Statement on Form S-4 (File No. 333-137177) filed by Chipotle Mexican Grill, Inc.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Investor Release of McDonald’s Corporation issued September 27, 2006: McDonald’s Boosts Dividend Nearly 50% to $1 Per Share

99.2                           Schedule of information regarding security ownership and recent transactions by McDonald’s executive officers and directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: October 3, 2006	By:	/s/ Denise A. Horne
Denise A. Horne Corporate Vice President — Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99.1	Investor Release of McDonald’s Corporation issued September 27, 2006: McDonald’s Boosts Dividend Nearly 50% to $1 Per Share

Exhibit No. 99.2	Schedule of information regarding security ownership and recent transactions by McDonald’s executive officers and directors